STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:30 AM 01/31/2001
010050239 - 3350749

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MCALLEN HOSPITALS, L.P

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I. The name of the limited partnership is McAllen Hospitals, L.P.

II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of each general partner is as follows:

NAME	MAILING ADDRESS
South Texas Heart, Inc.	367 South Gulph Road King of Prussia, PA 19406

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of McAllen Hospitals, L.P. as of January 30, 2001.

Celeste A. Stellabott

Celeste A. Stellabott, Assistant Secretary
South Texas Heart, Inc., as General Partner

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 02/28/2001
010100984 - 3350749

CERTIFICATE OF MERGER

OF
MCALLEN MEDICAL CENTER, L.P.
INTO
MCALLEN HOSPITALS, L.P.

Pursuant to Title 6, Sec. 17-211 of the Delaware Code, the undersigned surviving limited partnership submits the following Certificate of Merger for filing and certifies that:

1. The name and jurisdiction of formation or organization of each of the domestic limited partnerships and other business entities which are to merge are:

Name	Jurisdiction
McAllen Medical Center, L.P.	Delaware
McAllen Hospitals, L.P.	Delaware

2. An agreement of merger has been approved and executed by each of the domestic limited partnerships and other business entities which are to merge.

3. The name of the surviving limited partnership is:

McAllen Hospitals, L.P.

4. The agreement of merger is on file at a place of business of the surviving limited partnership which is located at 367 South Gulph Road, King of Prussia, Pennsylvania 19406.

5 A copy of the agreement of merger will be furnished by the surviving limited partnership, on request and without cost, to any partner of any domestic limited partnership or any person holding an interest in any other business entity which is to merge.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 28th day of February, 2001, and is being filed in accordance with Title 6, Sec. 17-211 by an authorized person of the surviving limited partnership in the merger.

By: Steve Filton

Steve Filton, Vice President,
South Texas Heart, Inc.,
as General Partner of McAllen
Hospitals, L.P.